Exhibit 99.1

IDEXX Laboratories Announces First Quarter Results

  Achieves first quarter revenue growth of 8% reported and organic, driven by CAG Diagnostics recurring revenue growth of 8% reported and 9% organic, building on high prior year growth
  Continued strong sector demand supports record first quarter premium instrument placements, driving CAG Diagnostics capital instrument revenue growth of 19% reported and 22% organic
  Delivers EPS of $2.27, representing 3% decline as reported and 3% growth on a comparable basis, reflecting comparisons to strong prior year results and increases in commercial investments
  Adjusts 2022 guidance to reflect moderated veterinary clinical visit growth levels impacted by constraints on clinic capacity, strengthening of the U.S. dollar, and advancement of incremental discrete investments in future innovations
  Re-calibrated 2022 revenue outlook reflects 5.5% - 8% reported growth and 7.5% - 10% organic
  Updated EPS outlook of $8.11 - $8.35 includes estimated $0.72 of impact related to discrete research and development expense from the in-license of intellectual property during the second quarter, $0.10 of additional foreign exchange impact from the higher U.S. dollar and $0.05 of impact from higher interest rates

WESTBROOK, Maine, May 4, 2022 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced first quarter results, as well as an update on U.S. companion animal diagnostics trends.

First Quarter Results

The Company reports revenues of $837 million for the first quarter of 2022, an 8% increase as reported and organically, driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 8% reported and 9% organic compared to high prior year gains. Continued strong companion animal sector demand and benefits from IDEXX innovation and customer engagement drove record first quarter instrument placements and continued strong momentum in cloud-based software placements. CAG Diagnostics capital instrument revenues grew 19% as reported and 22% organically, and veterinary software, services and diagnostic imaging systems revenue increased 34% as reported and 13% organically. Overall revenue gains in the quarter were also supported by solid Water revenue growth of 7% reported and 8% organic.

First quarter earnings per diluted share ("EPS") were $2.27, a 3% decline as reported and a 3% increase on a comparable basis versus strong prior year profit levels. EPS results included $0.06 per share in tax benefits from share-based compensation, a reduction compared to high prior year benefit levels, and a $0.03 per share negative impact from currency changes.

"IDEXX's first quarter results build on the significant gains in demand for companion animal diagnostics and software solutions achieved over the last two years," said Jay Mazelsky, the Company's President and Chief Executive Officer. "Veterinarians and their staffs continue to work passionately to support their practices in a demanding environment. IDEXX solutions help to improve patient care and manage increased demands on their time, as well as to continue to advance higher standards for pet healthcare, including utilization of diagnostics. This is reflected in continued strong IDEXX premium instrument placements globally, expansion of our cloud-based software solutions and high single-digit organic growth in CAG Diagnostics recurring revenues compared to very strong prior year growth levels. These results demonstrate the benefits of our ongoing focus on innovation, the continued high level of customer-focused execution of IDEXX teams globally and our commitment as a purpose-driven company to improving the health and well-being of pets, people and livestock."

Companion Animal Diagnostics Trends Update

Continued growth in demand for companion animal healthcare supported solid gains for CAG diagnostic products and services across regions, compared to very strong prior year growth levels. U.S. same-store clinical visits at veterinary practices declined 2% in the first quarter compared to prior year period clinical visit growth of 13%, which included benefits from increases in new pet ownership during the COVID-19 pandemic. Average same-store revenue growth at U.S. veterinary practices was 6% in the first quarter (compared to 16% growth levels in the first quarter of 2021), driven by high growth in healthcare services, including increased utilization of diagnostics. Demand for pet healthcare including diagnostics has increased significantly from pre-pandemic levels, reflected in 4% compound annual clinic visit growth and 11% compound annual growth in U.S. same-store diagnostics revenues compared to 2019 first quarter, pre-pandemic levels.

Additional U.S. companion animal practice key metrics are available in the Q1 2022 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

First Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 10% reported and organic for the quarter, supported by CAG Diagnostics recurring revenue growth of 8% on a reported basis and 9% organically. Solid growth was achieved across IDEXX's major modalities, building off high gains in the prior year period. Overall CAG revenue growth included CAG Diagnostics capital instrument revenue growth of 19% reported and 22% organic, reflecting record first quarter premium instrument placements.

  IDEXX VetLab® consumables generated 9% reported and 11% organic revenue growth, supported by expansion of our global premium instrument installed base and benefits from net price gains and high customer retention levels.
  Reference laboratory diagnostic and consulting services generated 7% reported and 8% organic revenue growth supported by strong growth in the U.S., offset by moderated growth in international regions compared to strong prior year levels. Revenue gains reflect benefits from same-store volume growth, new business gains and net price improvement.
  Rapid assay products revenues grew 7% as reported and 8% organic, supported by net price gains, continued solid volume growth in the U.S. and high customer retention levels.

Veterinary software, services and diagnostic imaging systems revenues grew 34% reported and 13% on an organic basis, with strong growth in recurring software services revenue supported by continued gains in cloud-based software placements. Reported growth includes benefits from the recent acquisition of ezyVet®, which continues to show strong momentum in terms of customer gains.

Water

Water revenues grew 7% on a reported basis and 8% on an organic basis for the quarter, supported by a continued solid recovery in water testing demand and net price gains.

Livestock, Poultry and Dairy ("LPD")

LPD revenues declined 21% as reported and 19% on an organic basis for the quarter, compared to prior year growth of 15% as reported and 9% organic, which benefited from African Swine Fever (ASF) testing programs and core Swine testing volumes in China. Comparisons in these areas are expected to improve in the second half of 2022.

Gross Profit and Operating Profit

Gross profits increased 6% as reported and 7% on a comparable basis. Gross margin of 59.6% decreased 90 basis points as reported and 120 basis points on a comparable basis. Gross margin declines reflect comparisons to high prior year levels, business mix effects from lower LPD revenues and high CAG Diagnostics capital instrument revenue growth, and higher freight and distribution costs. Net price gains and CAG reference laboratory productivity initiatives helped to offset inflationary effects.

Operating margin was 29.7% in the quarter, 220 basis points lower than the prior year as reported and on a comparable basis. High prior year period operating margin levels included benefits from constrained operating expense levels during the pandemic. Operating expenses increased 12% as reported and 13% on a comparable basis, reflecting comparisons to constrained prior year levels, increased investments supporting global commercial capabilities, and higher travel costs.

2022 Growth and Financial Performance Outlook

The Company is recalibrating its full year revenue growth outlook to reflect first quarter results and anticipated near-term impacts on veterinary clinical visits from factors including constraints on vet clinic capacity, as well as ~$10 million in projected revenue reductions related to the war in Ukraine and ~$40 million in impact from the recent strengthening of the U.S. dollar. These factors are reflected in a 3.5% reduction in the projected full year reported revenue growth and a 2% - 2.5% reduction in the projected full year organic revenue growth range.

The Company now projects full year operating margins of 26.8% - 27.3%. The updated operating margin estimates include a negative 230 basis point impact related to ~$80 million of discrete research and development expense associated with the in-license of intellectual property during the second quarter.

The Company's EPS outlook of $8.11 - $8.35 reflects an adjustment of $1.20 at midpoint, including $0.72 of impact from the ~$80 million discrete R&D expense, $0.10 of additional impact from the strengthened U.S. dollar and $0.05 related to higher projected interest rates.

Additionally, the discrete R&D investments reduced estimated full year operating cash flow and free cash flow as a percentage of net income by ~3% and ~5%, respectively.

The following table provides the Company's outlook for annual key financial metrics in 2022:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2022

Revenue	$3,390	-	$3,465
Reported growth	5.5%	-	8%
Organic growth	7.5%	-	10%
CAG Diagnostics Recurring Revenue Growth
Reported growth	6.5%	-	8.5%
Organic growth	9%	-	11%
Operating Margin	26.8%	-	27.3%
Operating margin expansion	(220 bps)	-	(170 bps)
Impact of foreign exchange	~ 10 bps
Comparable margin expansion	(230 bps)	-	(180 bps)
Impact of discrete in-license of technology	(230 bps)
EPS	$8.11	-	$8.35
Reported growth	(6%)	-	(3%)
Comparable growth	(1%)	-	2%
Other Key Metrics
Net interest expense	~ $32.5
Share-based compensation tax benefit	~ $10
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	21.5%	-	22%
Share-based compensation EPS impact	~ $0.12
Reduction in average shares outstanding	~ 1.5%
Operating Cash Flow	90% - 95% of net income
Free Cash Flow	65% - 70% of net income
Capital Expenditures	~ $180

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2022.

Estimated Foreign Currency Exchange Rates and Impacts	2022

Revenue growth rate impact	(2.5%)	-	(3.0%)
CAG Diagnostic recurring revenue growth rate impact	(2.5%)	-	(3.0%)
Operating margin growth impact	~ 10 bps
EPS impact	(~ $0.18)
EPS growth impact	(~ 2.0%)

Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.05
British pound	$1.26
Canadian dollar	$0.78
Australian dollar	$0.71
Relative to the U.S. dollar
Japanese yen	¥130
Chinese renminbi	¥6.61
Brazilian real	R$4.97

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its first quarter 2022 results and management's outlook. To participate in the conference call, dial 1-866-374-5140 or 1-404-400-0571 and reference pin 35572192. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2022 Annual Meeting of Shareholders

IDEXX Laboratories, Inc. will hold its 2022 Annual Meeting of Shareholders (the "2022 Annual Meeting") on Wednesday, May 11, 2022 at 10:00 a.m. (EDT). The 2022 Annual Meeting will be a virtual meeting via a live audio webcast at www.virtualshareholdermeeting.com/IDXX2022. The online pre-meeting forum can be accessed before the 2022 Annual Meeting at www.proxyvote.com for beneficial owners and www.proxyvote.com/idxx for registered shareholders. At this online pre-meeting forum, you can submit questions in writing in advance of the 2022 Annual Meeting, vote, view the Rules of Conduct and Procedures relating to the 2022 Annual Meeting and access copies of the Company's proxy materials and annual report.

Shareholders as of the close of business on March 14, 2022 are entitled to attend the 2022 Annual Meeting, vote their shares electronically and submit questions before and during the live audio webcast. As part of the 2022 Annual Meeting, the Company will answer the questions submitted by our shareholders during a live Q&A session, as time permits. The Company will publish the answer to each such question, including any for which there is not sufficient time to address during the 2022 Annual Meeting, on the Company's Investor Relations website as soon as practicable after the meeting. An archived replay will also be available at www.virtualshareholdermeeting.com/IDXX2022 after the conclusion of the 2022 Annual Meeting and will remain available for one year. Further information on the 2022 Annual Meeting can be found in the Company's proxy materials.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, offering diagnostic and software products and services that deliver solutions and insights to practicing veterinarians around the world. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs over 10,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Livestock, Poultry and Dairy ("LPD")", "Gross Profit and Operating Profit", "2022 Growth and Financial Performance Outlook", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding LPD financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; estimated research and development expense; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted first quarter 2022 results as follows: decreased gross profit growth by 2%, increased gross margin growth by 20 basis points, decreased operating expense growth by 1.3%, decreased operating profit growth by 1.6%, had an immaterial impact on operating profit margin growth, and decreased EPS growth by 1.3%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months ended March 31, 2022 and refer to the 2022 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2022 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months ended March 31, 2022. Please refer to the 2022 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2022 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to increase projected full year 2022 revenue growth by 50 basis points. For a reconciliation of first quarter 2021 LPD organic revenue growth to LPD revenue growth reported in accordance with GAAP, see the supplementary analysis of results in the Company's earnings release dated May 4, 2021.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP. Comparable operating expense growth, comparable operating profit growth, and comparable operating margin gain (or growth) exclude the impacts described in the constant currency note above and reconcile reported operating expense growth, operating profit growth, and operating margin gain for the first quarter of 2022 to comparable operating expense growth, comparable operating profit growth, and comparable operating margin gain (or growth) for the same period.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year
	March 31	March 31	Change
Dollar amounts in thousands	2022	2021
Gross Profit (as reported)	$ 498,753	$ 470,782	6%
Gross margin	59.6%	60.5%	(90) bps
Less: comparability adjustments
Change from currency	(6,847)	—
Comparable gross profit growth	$ 505,600	$ 470,782	7%
Comparable gross margin and gross margin gain (or growth)	59.4%	60.5%	(120) bps

Operating expenses (as reported)	$ 250,409	$ 223,160	12%
Less: comparability adjustments
Change from currency	(2,869)	—
Comparable operating expense growth	$ 253,278	$ 223,160	13%

Income from operations (as reported)	$ 248,344	$ 247,622	—%
Operating margin	29.7%	31.8%	(220) bps
Less: comparability adjustments
Change from currency	(3,978)	—
Comparable operating profit growth	$ 252,322	$ 247,622	2%
Comparable operating margin and operating margin gain (or growth)	29.6%	31.8%	(220) bps

Amounts presented may not recalculate due to rounding.

Projected 2022 comparable operating margin expansion outlined in the 2022 Growth and Financial Performance Outlook section of this earnings release reflects projected full year 2022 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 10 basis points.

This impact and those described in the constant currency note above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2022 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year
	March 31	March 31	Growth
	2022	2021
Earnings per share (diluted)	$ 2.27	$ 2.35	(3)%
Less: comparability adjustments
Share-based compensation activity	0.06	0.17
Change from currency	(0.03)	—
Comparable EPS growth	$ 2.24	$ 2.18	3%

Amounts presented may not recalculate due to rounding.

Projected 2022 comparable EPS growth outlined in the 2022 Growth and Financial Performance Outlook section of this earnings release reflects adjustments including estimated positive share-based compensation activity of $0.12 and estimated negative year-over-year foreign currency exchange rate change impact of $0.18.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2022 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three months ended March 31, 2022 and 2021. To estimate projected 2022 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $180 million. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended March 31, 2022, we have deducted purchases of property and equipment of approximately $131 million from net cash provided from operating activities of approximately $746 million, divided by net income of approximately $735 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended
		March 31,	March 31,
		2022	2021
Revenue:	Revenue	$836,549	$777,707
Expenses and Income:	Cost of revenue	337,796	306,925
	Gross profit	498,753	470,782
	Sales and marketing	132,292	114,811
	General and administrative	77,949	70,770
	Research and development	40,168	37,579
	Income from operations	248,344	247,622
	Interest expense, net	(6,853)	(7,532)
	Income before provision for income taxes	241,491	240,090
	Provision for income taxes	47,526	35,801
Net Income:	Net income	193,965	204,289
	Less: Noncontrolling interest in subsidiary's earnings	—	32
	Net income attributable to stockholders	$193,965	$204,257
	Earnings per share: Basic	$2.30	$2.39
	Earnings per share: Diluted	$2.27	$2.35
	Shares outstanding: Basic	84,410	85,530
	Shares outstanding: Diluted	85,564	86,917

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended
		March 31, 2022	March 31, 2021

Operating Ratios	Gross profit	59.6%	60.5%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	25.1%	23.9%
	Research and development expense	4.8%	4.8%
	Income from operations[1]	29.7%	31.8%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		March 31, 2022	Percent of Revenue	March 31, 2021	Percent of Revenue

Revenue:	CAG	$761,184		$692,767
	Water	36,371		34,040
	LPD	30,870		39,270
	Other	8,124		11,630
	Total	$836,549		$777,707

Gross Profit:	CAG	$449,099	59.0%	$412,874	59.6%
	Water	25,737	70.8%	23,465	68.9%
	LPD	19,547	63.3%	26,881	68.5%
	Other	4,370	53.8%	7,562	65.0%
	Total	$498,753	59.6%	$470,782	60.5%

Income from Operations:	CAG	$223,125	29.3%	$213,210	30.8%
	Water	16,654	45.8%	14,772	43.4%
	LPD	6,737	21.8%	13,808	35.2%
	Other	1,828	22.5%	5,832	50.1%
	Total	$248,344	29.7%	$247,622	31.8%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Three Months Ended

	March 31, 2022	March 31, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$761,184	$692,767	$68,417	9.9%	(1.9%)	1.6%	10.2%
United States	499,766	444,410	55,356	12.5%	—	2.2%	10.3%
International	261,418	248,357	13,061	5.3%	(5.2%)	0.5%	10.0%
Water	36,371	34,040	2,331	6.8%	(1.6%)	—	8.4%
United States	17,831	16,568	1,263	7.6%	—	—	7.6%
International	18,540	17,472	1,068	6.1%	(3.1%)	—	9.2%
LPD	30,870	39,270	(8,400)	(21.4%)	(2.3%)	—	(19.1%)
United States	3,860	3,748	112	3.0%	—	—	3.0%
International	27,010	35,522	(8,512)	(24.0%)	(2.4%)	—	(21.5%)
Other	8,124	11,630	(3,506)	(30.1%)	(0.2%)	—	(29.9%)
Total Company	$836,549	$777,707	$58,842	7.6%	(1.9%)	1.4%	8.0%
United States	525,906	472,638	53,268	11.3%	—	2.1%	9.2%
International	310,643	305,069	5,574	1.8%	(4.7%)	0.4%	6.1%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

	Three Months Ended

	March 31, 2022	March 31, 2021	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$664,810	$617,280	$47,530	7.7%	(1.9%)	0.2%	9.4%
IDEXX VetLab consumables	267,173	246,092	21,081	8.6%	(2.5%)	—	11.1%
Rapid assay products	74,519	69,611	4,908	7.1%	(1.1%)	—	8.1%
Reference laboratory diagnostic and consulting services	295,075	275,781	19,294	7.0%	(1.5%)	0.5%	8.0%
CAG Diagnostics services and accessories	28,043	25,796	2,247	8.7%	(2.6%)	—	11.3%
CAG Diagnostics capital – instruments	36,997	31,190	5,807	18.6%	(3.5%)	—	22.1%
Veterinary software, services and diagnostic imaging systems	59,377	44,297	15,080	34.0%	(0.4%)	21.2%	13.2%
Net CAG revenue	$761,184	$692,767	$68,417	9.9%	(1.9%)	1.6%	10.2%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		March 31, 2022	December 31, 2021

Assets:	Current Assets:
	Cash and cash equivalents	$204,618	$144,454
	Accounts receivable, net	402,235	368,348
	Inventories	301,638	269,030
	Other current assets	181,281	173,823
	Total current assets	1,089,772	955,655
	Property and equipment, net	593,457	587,667
	Other long-term assets, net	909,460	893,881
	Total assets	$2,592,689	$2,437,203
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$120,881	$116,140
	Accrued liabilities	409,555	458,909
	Line of credit	400,000	73,500
	Current portion of long-term debt	—	74,996
	Deferred revenue	40,905	40,034
	Total current liabilities	971,341	763,579
	Long-term debt, net of current portion	773,381	775,205
	Other long-term liabilities, net	208,169	208,427
	Total long-term liabilities	981,550	983,632
	Total stockholders' equity	639,798	689,992
	Total liabilities and stockholders' equity	$2,592,689	$2,437,203

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Selected Balance Sheet Information:	Days sales outstanding[1]	42.0	42.4	42.7	42.2	41.8
	Inventory turns[2]	1.6	2.0	1.9	2.1	2.0

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Three Months Ended
		March 31, 2022	March 31, 2021

Operating:	Cash Flows from Operating Activities:
	Net income	$193,965	$204,289
	Non-cash adjustments to net income	34,983	39,695
	Changes in assets and liabilities	(114,242)	(119,562)
	Net cash provided by operating activities	114,706	124,422
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(31,838)	(20,163)
	Acquisition of intangible assets and businesses	(10,000)	(4,424)
	Net cash used by investing activities	(41,838)	(24,587)
Financing:	Cash Flows from Financing Activities:
	Borrowings under revolving credit facilities, net	326,500	—
	Payment of senior debt	(75,000)	—
	Repurchases of common stock	(266,295)	(132,262)
	Proceeds from exercises of stock options and employee stock purchase plans	11,653	17,594
	Shares withheld for statutory tax withholding payments on restricted stock	(10,338)	(14,983)
	Net cash used by financing activities	(13,480)	(129,651)
	Net effect of changes in exchange rates on cash	776	(2,949)
	Net increase (decrease) in cash and cash equivalents	60,164	(32,765)
	Cash and cash equivalents, beginning of period	144,454	383,928
	Cash and cash equivalents, end of period	$204,618	$351,163

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Three Months Ended
		March 31, 2022	March 31, 2021

Free Cash Flow:	Net cash provided by operating activities	$114,706	$124,422
	Investing cash flows attributable to purchases of property and equipment	(31,838)	(20,163)
	Free cash flow[1]	$82,868	$104,259

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended
	March 31, 2022	March 31, 2021

Shares repurchased in the open market	502	277
Shares acquired through employee surrender for statutory tax withholding	21	28
Total shares repurchased	523	305

Cost of shares repurchased in the open market	$262,783	$139,213
Cost of shares for employee surrenders	10,338	14,983
Total cost of shares	$273,121	$154,196

Average cost per share – open market repurchases	$523.04	$501.62
Average cost per share – employee surrenders	$505.53	$544.08
Average cost per share – total	$522.36	$505.45

Contact: John Ravis, Investor Relations, 1-207-556-8155